Exhibit 10.2

RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE

GENER8 MARITIME, INC. 2012 EQUITY INCENTIVE PLAN

*  *  *  *  *

Participant:        [•]

Grant Date:        May [•], 2017

Number of Restricted Stock Units granted:  [  ]

*  *  *  *  *

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Award Agreement”), dated as of the Grant Date specified above, is entered into by and between Gener8 Maritime, Inc., a Marshall Islands Corporation (the “Company”), and the Participant specified above, pursuant to the Gener8 Maritime, Inc. 2012 Equity Incentive Plan, as amended and restated as of June 22, 2015 (the “Plan”), which is administered by the Committee.

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) provided herein to the Participant;

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.        Incorporation By Reference; Plan Document Receipt.  This Award Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the grant of the RSUs hereunder), all of which terms and provisions are made a part of and incorporated in this Award Agreement as if they were each expressly set forth herein, provided that any subsequent amendment of the Plan shall not adversely affect Participant’s rights under this Award Agreement without the Participant’s written consent to such amendment.  The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content.  In the event of any conflict between the terms of this Award Agreement and the terms of the Plan, the terms of Plan, as interpreted by the Committee, shall control.  The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Award Agreement and the RSUs shall be final and conclusive.  Any capitalized term not defined in this Award Agreement shall have the same meaning as is ascribed thereto in the Plan.

2.        Grant of Restricted Stock Unit Award.  The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above.  Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Award Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason.  The

Participant shall not have the rights of a stockholder in respect of the Shares underlying this Award until such Shares are delivered to the Participant in accordance with Section 4.

3.        Vesting.

(a)       General.  Except as otherwise provided in this Section 3, RSUs subject to this Award shall vest at 12:01 a.m. on the earlier of (a) the date of the first Annual Meeting of Shareholders of the Company following the Grant Date and (b) the date that is thirty days following the first anniversary of the Grant Date, provided that the Participant has not incurred a Termination of Directorship prior to such date.

(b)       Change in Control.  All unvested RSUs shall immediately become vested upon a Change in Control, provided the Participant has not incurred a Termination of Directorship prior to such date.

(c)       Termination Due to Death or Disability.  In the event of the Participant’s Termination of Directorship due to the Participant’s death or Disability (as defined in the Plan), then the Participant’s then outstanding and unvested RSUs shall immediately vest in full as of the date of such Termination of Directorship.

(d)       Other Terminations/Forfeiture.  Any unvested RSUs shall be immediately forfeited upon the Participant’s Termination of Directorship for any reason other than death or Disability.  For the avoidance of doubt, if the Participant incurs a Termination of Directorship after the RSUs become vested but before the corresponding Shares have been issued to the Participant pursuant to Section 4, such Shares shall be issued to the Participant notwithstanding the Termination of Directorship, except as provided in Section 6.

4.        Delivery of Shares.

(a)       Within five (5) business days following the date that the RSUs vest, the Participant shall be issued the number of Shares that correspond to the number of RSUs that became vested on such date as provided in Section 3 above.  In connection with the delivery of the Shares pursuant to this Award Agreement, the Participant agrees to execute any documents reasonably requested by the Company.  In no event shall a Participant be entitled to receive any Shares with respect to any unvested or forfeited portion of the RSUs.  Notwithstanding the foregoing, if the vesting of the RSUs is accelerated as provided in Section 3(c) by reason of the Participant’s Termination of Directorship due to death or Disability, and if consistent with the “short-term deferral” rules of Section 409A of the Internal Revenue Code, the Shares with respect to such accelerated RSUs shall be issued within twenty (20) business days after the acceleration event applicable to such RSUs. In no event shall the Participant determine when during the applicable period the Shares shall be issued.

(b)        Blackout Periods.  Notwithstanding the foregoing, if the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date such distribution would otherwise be made pursuant to Section 4(a) hereof, such distribution shall be instead made on the earlier of (i) the date that the Participant is not subject to any such policy or restriction and (ii) March 15 of the calendar year following the calendar year in which the applicable RSUs became vested pursuant to Section 3.

(c)       Payment in Cash.  Pursuant to the Plan, in lieu of issuing Shares pursuant to this Section 4, the Committee may elect to pay the Participant the cash value of all or some of such Shares.

5.        Dividends and Other Distributions.  The Participant shall be entitled to receive payments equal to all dividends and other distributions paid with respect to the Shares underlying the RSUs, and any such amounts will be paid in the same amount and form (cash or non-cash) as that paid directly to holders of Shares, provided that such amounts will be subject to the same vesting requirements as the underlying RSUs, and shall be paid at the same time the related Shares (or cash, if the Committee so elects pursuant to Section 4) are delivered pursuant to Section 4, and any such amounts with respect to unvested RSUs shall be placed into escrow until such time as the Shares (or cash, if the Committee so elects pursuant to Section 4) for the related RSUs are issued and delivered or the underlying RSUs are forfeited; provided, further, that if any such amounts are paid in Shares with respect to unvested RSUs, the Shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the RSUs with respect to which they were paid.

6.        Non-transferability.  The RSUs, and any rights or interests therein, (i) shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way at any time by the Participant (or any beneficiar(ies) of the Participant), other than by testamentary disposition by the Participant or by the laws of descent and distribution, (ii) shall not be pledged or encumbered in any way at any time by the Participant (or any beneficiar(ies) of the Participant) and (iii) shall not be subject to execution, attachment or similar legal process.  Any attempt to sell, exchange, pledge, transfer, assign, encumber or otherwise dispose of these RSUs, or the levy of any execution, attachment or similar legal process upon these RSUs, contrary to the terms of this Award Agreement and/or the Plan, shall be null and void and without legal force or effect.

7.        Entire Agreement; Amendment.  This Award Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter.  The Committee shall have the right, in its sole discretion, to modify or amend this Award Agreement from time to time in accordance with and as provided in the Plan, but not in any manner or to any extent that would be adverse to the Participant without the Participant’s written consent at the time.  This Award Agreement may also be modified or amended by a writing signed by both the Company and the Participant.  The Company shall give written notice to the Participant of any such mutually-agreed-on modification or amendment of this Award Agreement as soon as practicable after the adoption thereof by the Company.

8.        Acknowledgment of Participant.  This award of RSUs does not entitle Participant to any benefit other than that granted under this Award Agreement.  Any benefits granted under this Award Agreement are not part of the Participant’s ordinary compensation, and shall not be considered as part of such compensation in the event of severance, redundancy or resignation.  Participant understands and accepts that the benefits granted under this Award Agreement are entirely at the discretion of the Company and that the Company retains the right to amend or terminate this Award Agreement and the Plan at any time, at its sole discretion and without notice, but not in any manner or to any extent that would be adverse to the Participant without the Participant’s written consent at the time.

9.        Securities Matters.  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (the “1933 Act”) of any interests in the Plan or any shares of Common Stock to be issued thereunder or to effect similar compliance under any state laws.  The Company shall not be obligated to cause to be issued any Shares, whether by means of stock certificates or appropriate book entries, unless and until the Company is advised by its counsel that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded.  The Committee may require, as a condition of the issuance of Shares pursuant to the terms hereof, that the Participant (or other recipient of such Shares, in the event of Participant’s death) make such covenants, agreements and representations, and that any certificates bear such legends and any book entries be subject to such electronic coding, as the Committee, in its sole discretion, deems necessary or desirable.  The Participant specifically understands and agrees that the shares of Common Stock, if and when issued, may be “restricted securities,” as that term is defined in Rule 144 under the Securities Act of 1933, as amended and, accordingly, the Participant may be required to hold the shares indefinitely unless they are registered under such Act or an exemption from such registration is available.

10.      Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Award Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Award Agreement, or any waiver on the part of any party or any provisions or conditions of this Award Agreement, must be in a writing signed by such party and shall be effective only to the extent specifically set forth in such writing.

11.      Governing Law.  This Award Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws thereof.

12.      No Right to Continued Service.  Nothing in this Award Agreement shall interfere with or limit in any way the right of the Company to terminate the Participant’s employment or service at any time, for any reason and with or without cause.

13.      Notices.  Any notice which may be required or permitted under this Award Agreement shall be in writing, and shall be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:

(a)       If such notice is to the Company, to the attention of the Chief Financial Officer of the Company or at such other address as the Company, by notice to the Participant, shall designate in writing from time to time.

(b)       If such notice is to the Participant, at his/her address as shown on the Company’s records, or at such other address as the Participant, by notice to the Company, shall designate in writing from time to time.

14.      Compliance with Laws.  This issuance of RSUs (and the Shares underlying the RSUs) pursuant to this Award Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto.  The Company shall not be obligated to issue these RSUs or any of the Shares pursuant to this Agreement if any such issuance would violate any such requirements.

15.      Binding Agreement; Assignment.  This Award Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except as provided by Section 6 hereof) any part of this Award Agreement without the prior express written consent of the Company.  The Company may not assign any portion of this Award Agreement without the prior written consent of the Participant except as otherwise provided in the Plan.

16.      Counterparts.  This Award Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

17.      Headings.  The titles and headings of the various sections of this Award Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Award Agreement.

18.      Further Assurances.  Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Award Agreement and the Plan and the consummation of the transactions contemplated thereunder.

19.      Severability.  The invalidity or unenforceability of any provisions of this Award Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Award Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Award Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date first written above.

GENER8 MARITIME, INC.

By:
Name:
Title:

PARTICIPANT

Name:

Signature Page to Restricted Stock Unit Agreement